UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  September 2, 2011

Commission file number 1-06155 SPRINGLEAF FINANCE CORPORATION
(Exact name of registrant as specified in its charter)
Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 2, 2011, Springleaf Finance Corporation (“SLFC”) effected a private securitization transaction (the “Securitization”) in which SLFC caused Eighth Street Funding LLC (“Eighth Street”), a special purpose vehicle wholly owned by SLFC, to sell $242.7 million of senior mortgage-backed notes (the “Class A-1 Notes”) of Springleaf Mortgage Loan Trust 2011-1 (the “Trust”), with a 4.05% coupon, to certain investors. Eighth Street sold the Class A-1 Notes for $242.5 million, after the price discount but before expenses. Approximately $254.1 million of the Trust’s other senior, mezzanine and subordinate mortgage-backed notes (together with the “Class A-1 Notes,” the “Notes”) are to be retained within SLFC initially.

In connection with the Securitization, certain subsidiaries of SLFC, as sellers (collectively, the “Sellers”), Eighth Street, as purchaser, and SLFC, as guarantor, entered into a mortgage loan purchase agreement (the “Mortgage Purchase Agreement”), pursuant to which the Sellers sold to Eighth Street mortgage loans (the “Loans”) with an aggregate unpaid principal balance of approximately $496.9 million as of June 30, 2011, 64.9% of which constituted branch real estate loans and 35.1% of which constituted centralized real estate loans. Concurrently, Eighth Street, as depositor, Wells Fargo Bank, N.A. (“Wells Fargo”), as paying agent and certificate registrar, and Wilmington Trust, National Association, as owner trustee, entered into a trust agreement that formed the Trust and authorized the Trust to issue the Notes pursuant to an indenture among the Trust, as issuer, Wells Fargo, as paying agent and note registrar, and U.S. Bank National Association, as indenture trustee.

Under certain circumstances, the Sellers (or, if any Seller fails to perform, SLFC, as guarantor) may be required to (i) repurchase Loans that breach certain representations and warranties set forth in the Mortgage Purchase Agreement, and (ii) reimburse certain Securitization parties for expenses reasonably incurred as a result of any such breach.

The branch real estate loans will be serviced by SLFC, as primary servicer, and certain Sellers, as servicers, pursuant to the terms of a servicing agreement. Nationstar Mortgage LLC, a non-subsidiary affiliate of SLFC, will subservice the centralized real estate loans pursuant to a sub-servicing agreement.

Because the transaction is an on-balance sheet securitization, SLFC will incur interest expense on the Class A-1 Notes, the amount of which (in addition to the note coupon, sales discount and transaction expenses) will depend upon the actual repayment rates and losses experienced with respect to the underlying Loans. The prevailing market conditions and the servicing activities also will influence the performance of the Loans, and thus the annualized interest rate and actual interest expense incurred by SLFC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINLEAF FINANCE CORPORATION
(Registrant)
Date:	September 9, 2011	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer